SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 10, 2010
(Date of earliest event reported)

Farmers & Merchants Bancorp
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000 – 26099	94-3327828
(Commission File Number)	(IRS Employer Identification No.)

111 West Pine Street, Lodi, California 95240
(Address of principal executive offices)       (Zip Code)

(209) 367-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective April 1, 2010 the Board of Directors of Farmers & Merchants Bancorp elected Bruce A. Mettler as a Director.  Mr. Mettler will stand for re-election at the Company’s 2010 Stockholders Meeting in May.  Mr. Mettler was also elected a Director of Farmers & Merchants Bank of Central California, the Company’s primary subsidiary.

Mr. Mettler, 65, is a graduate of the University of California at Davis with a B.S. in Agricultural Economics and is a self-employed vineyardist who farms wine grapes on 165 acres in Lodi, California.  Mr. Mettler was a 1st Lieutenant in the U.S. Army from 1967 to 1970 and served in Viet Nam.

Mr. Mettler was elected a Director after considering his: (1) lifelong residence in Lodi, California the Company’s largest geographical market segment; (2) business acumen in the wine grape market, one of the Company’s largest commodity segments; (3) academic training as an agricultural economist; (4) 5.27% ownership interest in the Company; and (5) lifetime of service to various agricultural, governmental and volunteer organizations in the Central Valley of California.  For these reasons the Board believes that Mr. Mettler will both compliment existing Board members and bring significant value to the Company.

The Company uses Rule 4200(a) (15) of the NASDAQ’s current listing standards to determine whether a Director is independent.  Pursuant to those rules, Mr. Mettler is considered to be “independent.”

At this time the Board has not determined which committees Mr. Mettler will become a member of.

Mr. Mettler was not selected pursuant to any arrangements or understandings other than with the Directors of the Company acting within their capacity as such.  There are no family relationships among Mr. Mettler and executive officers of the Company, and Mr. Mettler does not serve as a Director of any company which has a class of securities registered under, or subject to periodic reporting requirements of, the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Mettler, other organizations associated with him and members of his immediate family are customers of and engage in banking transactions, not including loans, with Farmers & Merchants Bank of Central California.  All of these transactions are done in the ordinary course of business and on the same terms and conditions as provided to other customers of the Bank.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS & MERCHANTS BANCORP

By	/s/ Stephen W. Haley

Stephen W. Haley
Executive Vice President
& Chief Financial Officer

Date:  March 12, 2010

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